Exhibit 31

                                    CERTIFICATION

                   Citigroup Commercial Mortgage Securities Inc.,
          UBS-Citigroup Commercial Mortgage Trust 2011-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2011-C1, issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2011 (the
      "Pooling and Servicing Agreement"), entered into by Citigroup Commercial Mortgage Securities Inc.,as depositor (the "Depositor"), Wells Fargo Bank,
  National Association, as master servicer, Midland Loan Services, a Division of
     PNC Bank, National Association, as special servicer, TriMont Real Estate Advisors, Inc., as operating advisor, and Deutsche Bank Trust Company Americas, as trustee, certificate administrator,paying agent and custodian

            I, Paul Vanderslice, a Vice President of Citigroup Commercial Mortgage Securities Inc., the depositor into the above-referenced Trust, certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this annual report on Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

            2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

            4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement in all material respects; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, National Association,as master servicer; Deutsche Bank Trust Company Americas, as trustee, custodian and certificate administrator; Midland Loan Services, a Division of PNC Bank, National Association, as special servicer and sub-servicer; TriMont Real Estate Advisors, Inc., as operating advisor; KeyCorp Real Estate Capital Markets, Inc., as sub-servicer; CoreLogic Commercial Real Estate Services, Inc., as servicing function participant; and National Tax Search, LLC, as servicing function participant.

Date: March 29, 2012

                                      CITIGROUP COMMERCIAL MORTGAGE
                                         SECURITIES INC.


                                      By: /s/ Paul Vanderslice
                                          ______________________

                                          Name: Paul Vanderslice
                                          Title: Vice President
                                          (Senior Officer in Charge of
                                          Securitization of the Depositor)